UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Equity PIPE Subscription Agreement

As previously reported on May 12, 2025, Kindly MD Inc., a Utah corporation (“Kindly” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kindly Holdco Corp, a Delaware corporation and a direct, and wholly owned subsidiary of Kindly (“Merger Sub”), Nakamoto Holdings Inc., a Delaware corporation (“Nakamoto”), and Wade Rivers, LLC, a Wyoming limited liability company. Capitalized terms used in this Current Report on Form 8-K (“Current Report”) but not otherwise defined herein have the meanings given to them in the Merger Agreement.

On June 19, 2025, the board of directors of Kindly (the “Kindly Board”) unanimously approved the issuance of up to 10,300,000 shares of common stock, par value $0.001 per share, of Kindly (the “Kindly Common Stock”) at a purchase price of $5.00 per share in a private placement (the “PIPE Financing” and collectively, with the private placement of securities entered into on May 12, 2025, the “PIPE Financings”). On June 19, 2025, Kindly entered into a subscription agreement with certain investors (the “Subscribers” and such agreements the “Subscription Agreements”), pursuant to which Kindly agreed to issue, and the Subscribers agreed to purchase, shares of Kindly Common Stock at purchase price per share of $5.00 in a private placement in an aggregate amount of $51.5 million. The PIPE Financing will be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The net proceeds from the PIPE Financing are intended to be used by Kindly to purchase Bitcoin and for working capital and general corporate purposes.

The closing of the PIPE Financing is contingent upon, and will occur substantially concurrently with, the closing of the Merger and the satisfaction or waiver of customary closing conditions. The Subscribers’ obligation to close is also subject to their consent to any amendments, modifications, or waivers to the terms of the Merger Agreement that would reasonably be expected to materially and adversely affect the economic benefits the Subscribers would reasonably expect to receive under the Subscription Agreement, among other customary closing conditions.

Pursuant to the Subscription Agreements, Kindly has agreed to use commercially reasonable efforts to file with the SEC, within thirty (30) calendar days after the consummation of the PIPE Financing, a registration statement registering the resale of the shares of Kindly Common Stock (the “Registrable Securities”). Kindly shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies Kindly that it will review the registration statement) following the Closing. Kindly is also obligated to maintain the effectiveness of the registration statement for a period ending on the earlier of (A) the date the Subscriber ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by the Subscriber may be sold without restriction under Rule 144, or (C) three years from the effective date of the registration statement.

Each Subscription Agreement shall terminate and be void and of no further force and effect upon the earliest to occur of (1) such date and time as the Merger Agreement is validly terminated in accordance with its terms; (2) the mutual written agreement of the respective parties to terminate such agreement; (3) if any of the conditions to closing are not satisfied or capable of being satisfied on or prior to the Closing and, as a result, the transactions contemplated by the Subscription Agreement will not be or are not consummated at Closing; or (4) at the election of the Subscriber, on or after November 14, 2025.

The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The securities of Kindly that may be issued in connection with the PIPE Financing will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2025, the holders of a majority of the issued and outstanding shares of Kindly Common Stock as of June 19, 2025 (“Majority Shareholders”) delivered to the Company a written shareholder consent pursuant to the Merger Agreement, in accordance with Section 16-10a-704 of the Utah Revised Business Corporations Act and the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, to:

(1)	approve and adopt the Subscription Agreements with certain investors (the “PIPE Subscribers”) in an aggregate amount of approximately $51.5 million, pursuant to which Kindly agreed to (A) issue, and such PIPE Subscribers agreed to purchase, shares of Kindly Common Stock at a purchase price of $5.00 per share in a private placement (the “PIPE Shares”) and (B) use commercially reasonable efforts to register the resale of PIPE Shares with the SEC within 30 days after closing of the Merger Agreement, seek effectiveness as soon as practicable, and maintain effectiveness until the earlier of (i) the PIPE Subscribers no longer holding the PIPE Shares, (ii) all PIPE Shares being freely tradable, or (iii) three years from effectiveness; and

(2)	to approve the issuance of more than 20% OF THE Company’s common stock pursuant to a private placement for purposes of complying with Nasdaq Listing Rules Section 5635(b) and (d).

Kindly will file with the SEC and mail to its shareholders an information statement describing, among other things, the Merger Agreement, the Subscription Agreements, and the other material transactions in connection with the Merger. The transactions contemplated by the Merger Agreement may not be consummated until 20 days after the date that Kindly mails the definitive information statement to its shareholders.

Item 7.01 Regulation FD Disclosure.

On June 20, 2025, Kindly and Nakamoto issued joint press release announcing the PIPE Financing. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1†	Form of Equity PIPE Subscription Agreement, dated as of June 19, 2025, by and between Kindly and certain investors party thereto

99.1	Press Release, dated as of June 20, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

† Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Additional Information and Where to Find It

In connection with the Merger and related Transactions, and the PIPE Financings (collectively, the “Transactions”), Kindly intends to file with the SEC an information statement, in preliminary and definitive form (the “information statement”), and Kindly will file other documents regarding the Transactions with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY KINDLY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINDLY AND NAKAMOTO, THE TRANSACTIONS, THE RISKS RELATED THERETO AND RELATED MATTERS.

A definitive information statement will be mailed to shareholders of Kindly. Investors will be able to obtain free copies of statement, as may be amended from time to time, and other relevant documents filed by Kindly with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Kindly, including the information statement (when available), will be available free of charge from Kindly’s website at www.kindlymd.com under the “Investors” tab.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this report that address activities, events or developments that Kindly or Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed merger, PIPE Financing and Debt Financing, the expected closing of the proposed Transactions and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including the management team and board of directors of the combined company and expected use of proceeds from the Transactions, and any future acquisitions, including post-closing transactions contemplated between the combined company and BTC Inc and/or UTXO, LLC. Information adjusted for the proposed Transactions should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this report. These include the risk that Kindly and Nakamoto businesses (which may include the businesses of BTC Inc and/or UTXO in the future, as applicable) will not be integrated successfully and the risk that Kindly or the applicable governing bodies of BTC Inc and/or UTXO may not pursue or approve the terms of an acquisition of BTC Inc and/or UTXO; the risk that cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the possibility that shareholders of Kindly may not approve the issuance of new shares of Kindly common stock in the Transactions or that shareholders of Kindly may not approve the Transactions; the risk that a condition to closing of the Transactions may not be satisfied, that either party may terminate the merger agreement, the subscription agreements of the convertible debt purchase agreement or that the closing of the Transactions might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions; the parties do not receive regulatory approval of the Transactions; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; the risk that changes in Kindly’s capital structure and governance could have adverse effects on the market value of its securities; the ability of Kindly and Nakamoto to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on Kindly and Nakamoto’s operating results and business generally; the risk the Transactions could distract management from ongoing business operations or cause Kindly and/or Nakamoto to incur substantial costs; the risk that Kindly may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Kindly’s and Nakamoto’s control, including those detailed in Kindly’s Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, Current Reports on Form 8-K, and such other documents of Kindly filed, or to be filed, with the SEC that are or will be available on Kindly’s website at www.Kindly.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Kindly and Nakamoto believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Kindly or Nakamoto undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: June 20, 2025	By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer

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